UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 3, 2015

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583 (855) 855-4253
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Recast of Financial Statements

As a result of the decision to divest the commercial business the Company reported the commercial business as held for sale and in discontinued operations in the third quarter of 2015. Thus, the Company presented the commercial business as held for sale and in discontinued operations as of and for the three and nine month periods ended September 30, 2015, and September 30, 2014, within the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the "Third Quarter Form 10-Q"). Accordingly, the Company has retrospectively recast its previously issued 2014 annual financial statements to present the commercial business as a discontinued operation.

Exhibit 99.1 of this Current Report on Form 8-K presents a recast of the following sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (“Form 10-K”) to present the commercial business as a discontinued operation:

•	Item 6. Select Financial Data

•	Item 7. Management’s Discussion and Analysis of Results of Operations and Financial Condition

•	Item 8. Financial Statements and Supplementary Data

Except for information and events related to sale of the commercial business and other material events occurring subsequent to the filing of the Company’s Form 10-K with the Securities and Exchange Commission on March 5, 2015, no other revisions have been made to the Company’s Form 10-K to update for other information, developments or events that have occurred since the Company’s Form 10-K was filed on March 5, 2015.

This Current Report on Form 8-K, including all exhibits hereto, should be read in conjunction with the Company’s Form 10-K and Third Quarter 2015 Form 10-Q and other filings with the SEC. These SEC filings contain important information regarding events, developments and updates affecting the Company and its expectations, including those that have occurred since the filings of the Form 10-K and Third Quarter Form 10-Q.

Litigation Settlement

On December 3, 2015, the Company agreed in principle to resolve and settle the consolidated shareholder derivative action, captioned In re Galena Biopharma, Inc. Derivative Litigation, Civil Action No. 3:14-cv-00382-SI, currently pending in the United States District Court for the District of Oregon against the Company and/or certain of its current and former officers and directors. The agreement in principle was reached in connection with a voluntary mediation held by Judge Layn Phillips to explore a possible settlement of both the shareholder derivative action and a putative securities class action that is discussed below.

The settlement will not become effective until approved by the Court. The settlement includes a payment of $15 million in cash by the Company’s insurance carriers, which the Company will use to fund a portion of the class action settlement, and cancellation of 1,200,000 director stock options. The settlement also will require that the Company adopt and implement certain corporate governance measures and will provide that the plaintiffs' counsel may apply to the court for an award of attorneys’ fees and expenses up to $5 million. Any fees and expenses awarded by the court to the plaintiffs’ counsel will be paid by one of the Company’s insurance carriers. The settlement will not include any admission of wrongdoing or liability on the part of the Company or the individual defendants and will include a full release of the Company and the current and former officers and directors in connection with the allegations made in the consolidated federal derivative actions and state court derivative actions.

In addition, on December 3, 2015, the Company agreed in principal to resolve and settle the securities putative class action lawsuit, In re Galena Biopharma, Inc. Securities Litigation, Civil Action No. 3:14-cv-00367-SI, pending against the Company, certain of its current and former officers and directors, and other defendants in the United States District Court for the District of Oregon. The agreement, which is subject to shareholder notice and Court approval, provides for a settlement payment of $20 million to the class and the dismissal of all claims against the Company and the current and former officers and directors in connection with the consolidated federal securities class actions. Of the $20 million settlement payment to the class, $16.7 million will be paid by the Company’s insurance carriers under the insurance policies and $3.3 million will be paid by the Company through a combination of $2.3 million in cash and $1 million in shares of the Company’s common stock. The Company will be responsible for defense costs and any settlements or judgments incurred for any related opt out lawsuits.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

23.1	Consent of Moss Adams LLP, independent registered public accounting firm.

23.2	Consent of BDO USA, LLP, independent registered public accounting firm.

99.1
Recast of Galena Biopharma, Inc.'s Financial Statements and notes thereto as of December 31, 2014 and 2013, and for the years ended December 31, 2014 and 2013, and the related Management’s Discussion and Analysis of Results of Operations and Financial Condition.

99.2	Press release of Galena Biopharma, Inc. dated December 4, 2015.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema.

101.CAL	XBRL Taxonomy Extension Calculation.

101.DEF	XBRL Taxonomy Extension Definition.

101.LAB	XBRL Taxonomy Extension Label.

101.PRE	XBRL Taxonomy Extension Presentation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	December 4, 2015	By:	/s/ Mark W. Schwartz
Mark W. Schwartz Ph.D. President and Chief Executive Officer